[Logo]                                                   Macrovision Corporation
                                                           2830 De La Cruz Blvd.
                                                           Santa Clara, CA 95050

                                                             (408) 743-8600 Main
                                                              (408) 743-8610 Fax

FOR IMMEDIATE RELEASE

Media Contact:                          Investor Contact:
Miao Chuang                             Ian Halifax
Macrovision Corporation                 Macrovision Corporation
+1 (408) 562-8451                       +1 (408) 743-8600
mchuang@macrovision.com                 Ir-info@macrovision.com

                       Macrovision Names Steven Weinstein
                           as Chief Technology Officer

SANTA CLARA, California (BUSINESS WIRE) -- January 8, 2003 -- Macrovision Corporation (Nasdaq: MVSN), a world leader in electronic licensing, rights management and copy protection technologies, announced today that Steven Weinstein has been appointed as Macrovision's Chief Technology Officer. He replaces Matt Christiano, former founder of Globetrotter Software, who remains a member of Macrovision's board of directors.

Mr. Weinstein brings more than 25 years of experience at leading technology companies to his role as CTO, where he will be responsible for determining the technology strategy and expanding the core intellectual property of the company. Mr. Weinstein was most recently CTO at Vicinity (acquired by Microsoft), the leading provider of Location Based Information and Services, where he provided technical and M&A expertise. Previously he was a founder of Backstage Pass, a business focused on digital identities and online communities for major music talent. Prior to that, he spent over four years at Liberate Technologies, joining the company as a founding executive and chief visionary. While at Liberate Technologies, he played a pivotal role in managing the technology innovations and product development, added a worldwide 24x7 support and professional services staff, and executed strategic acquisitions. From 1993 to 1996, Mr. Weinstein was the studio head/general manager of gaming company Microprose, Inc., and before that served as the VP of software engineering at Electronics for Imaging, Inc. Other career experience includes executive leadership roles in engineering at Media Cybernetics, Inc. and Ship Analytics, Inc. He has one issued and four pending patents in the appliance/broadband space, and serves on the advisory board of several companies. Mr. Weinstein holds a Bachelor of Science degree in mathematics from Vanderbilt University.

"We are very pleased to have someone with Steve's energy and breadth of experience join us as our chief technology officer. Steve has a great background in the different markets, products and technologies that form the core of Macrovision's business. His background as a


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Macrovision appoints Steven Weinstein as CTO / Page 2


successful technology visionary and executive in technology businesses will be invaluable to us, as we pursue new internal development and acquisition opportunities," stated Bill Krepick, president and CEO of Macrovision.

About Macrovision
Macrovision develops and markets digital rights management ("DRM"), copy protection, and electronic license management technologies for the consumer software, enterprise software, home video and music industries. Macrovision holds a total of 133 issued or pending United States patents and 832 issued or pending international patents, and continues to increase its patent portfolio with new and innovative technologies in related fields. Macrovision has its corporate headquarters in Santa Clara, California, with international offices in London, Frankfurt, Tokyo, Hong Kong, Taipei and Seoul.

Note to Editors: Additional background information on Macrovision Corporation can be obtained from our Web Site at www.macrovision.com.

This press release may contain "forward-looking" statements as that term is defined in the Private Securities Litigation Reform Act of 1995. A number of factors could cause Macrovision's actual results to differ from anticipated results expressed in such forward-looking statements. Such factors are addressed in Macrovision's filings with the Securities and Exchange Commission (available at http://www.sec.gov). Macrovision assumes no obligation to update any forward-looking statements.


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